Exhibit (7)(ii)

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT, SERVICES AGREEMENT

AND THIRD PARTY INVESTOR SERVICES AGREEMENT

THIS FIRST AMENDMENT to the following agreements:  1) the Participation Agreement dated July 27, 2011  (the “Participation Agreement”) among Rydex Variable Trust, SBL Fund (predecessor in interest to Guggenheim Variable Funds Trust with respect to the applicable Funds), Rydex Distributors, LLC (“RDL”) (predecessor in interest to Guggenheim Funds Distributors, LLC, or “GFD”), and Jefferson National Life Insurance Company (“Jefferson National”); 2) the Services Agreement dated as of July 27, 2011 (the “Services Agreement”) between RDL and Jefferson National; and 3) the Third Party Investor Services Agreement dated July 27, 2011 (the “Third Party Agreement”) between RDL and Jefferson National, is made as of November 18, 2014.

WHERAS, the parties have entered into the Participation Agreement, the Services Agreement and the Third Party Agreement, as described above, each of which is still in full force and effect; and

WHEREAS, the parties desire to amend the Participation Agreement, the Services Agreement and the Third Party Agreement to add as a party Jefferson National Life Insurance Company of New York (the “Company of NY”);

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.              Effective as of November 18, 2014, the Company of NY is a party to the Participation Agreement, the Services Agreement and the Third Party Agreement.  All rights and obligations applicable to Jefferson National under the Agreement shall also apply to the Company of NY. All others terms of the Participation Agreement, the Services Agreement and the Third Party Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized on the day and year first above written.

With respect to all Agreements:

Jefferson National Life Insurance Company		Guggenheim Funds Distributors, LLC

By:		By:

Name:	Craig A. Hawley	Name:

Title:	General Counsel & Secretary	Title:

Jefferson National Life Insurance Company of New York

By:

Name:	Craig A. Hawley

Title:	General Counsel & Secretary

With respect to the Participation Agreement only:

Rydex Variable Trust

By:

Name:

Title:

Guggenheim Variable Funds Trust

By:

Name:

Title:

2